Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

July 15, 2026

USA Compression Partners, LP

8115 Preston Road, Suite 700

Dallas, Texas 75225

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-228362 (the “Registration Statement”) being filed by USA Compression Partners, LP, a Texas limited partnership (the “Partnership”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 9,449,000 common units representing limited partner interests in the Partnership (the “Common Units”), which may be issued under the USA Compression Partners, LP 2013 Long-Term Incentive Plan (as amended from time to time, the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined: (i) the Registration Statement and the exhibits thereto; (ii) the Certificate of Formation of the Partnership; (iii) the Agreement of Limited Partnership of the Partnership, dated as of July 6, 2026; (iv) the Certificate of Formation of USA Compression GP, LLC, a Texas limited liability company and the general partner of the Partnership (the “General Partner”); and (v) the Company Agreement of the General Partner, dated as of July 6, 2026. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Partnership, the General Partner and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the General Partner.

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

USA Compression Partners, LP

July 15, 2026

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that each Common Unit that is newly issued pursuant to the Plan will be validly issued, and the person entitled to such Common Unit will have no obligation, solely by reason of their ownership of such Common Unit, to make any contributions to the Partnership or any further payments for such Common Unit, and such persons will have no personal liability, solely by reason of their ownership of such Common Unit, to creditors of the Partnership for any of its debts, liabilities or other obligations, when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Common Unit shall have been duly issued and delivered in accordance with the Plan; and (iii) certificates representing such Common Unit shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor or, if any Common Unit is to be issued in uncertificated form, the Partnership’s books shall reflect the issuance of such Common Unit to the person entitled thereto against payment of the agreed consideration therefor, all in accordance with the Plan

This opinion letter is limited to the Texas Business Organizations Code. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Sidley Austin LLP